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                                                                 Exhibit 10.18



                             2001 STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT

         This AGREEMENT (the "OPTION AGREEMENT") is made by and between SCOTTISH ANNUITY & LIFE HOLDINGS, LTD., a Cayman Islands company (the "COMPANY") and the Optionee stated in the attached Notice of Grant of Stock Options and Option Agreement ("Notice of Grant").

1. GRANT OF SHARE OPTION. Subject to and upon the terms, conditions, and restrictions set forth in this Option Agreement, the Company hereby grants to the Optionee a stock option (the "Option") to purchase the Company's Ordinary Shares (the "Optioned Shares"). The Option may be exercised from time to time in accordance with the terms of this Option Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option is as stated in the attached Notice of Grant and is subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

2. TERM OF OPTION. The term of the Option shall commence on the date set forth on the attached Notice of Grant (the "Date of Grant") and, unless earlier terminated in accordance with Section 6 hereof, shall expire TEN (10) YEARS from the Date of Grant.

3. RIGHT TO EXERCISE. Subject to expiration or earlier termination, on each anniversary of the Date of Grant the number of Optioned Shares equal to Twenty percent (20 %) multiplied by the initial number of Optioned Shares specified in this Agreement shall become exercisable on a cumulative basis until the Option is fully exercisable. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to him upon the exercise of all or part of this Option.

4. TRANSFERABILITY. The Option granted hereby is NOT transferable by the Optionee.

5.       NOTICE OF EXERCISE; PAYMENT.

         (a) To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Optioned Shares being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The requirement of payment in cash shall be deemed satisfied if, with the consent of the Board, the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number

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                  of Optioned Shares which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price not later than the date on which the sale transaction will settle in the ordinary course of business. The Optionee may also, with the consent of the Board, tender the Option Price by a combination of the foregoing methods of payment.

         (b) Within ten (10) days after notice, the Company shall direct the due issuance of the Optioned Shares so purchased.

         (c) As a further condition precedent to the exercise of this Option, the optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of Ordinary Shares and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6. TERMINATION OF AGREEMENT. The Option Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

         (a) Two (2) years after the Optionee's death if the Optionee dies while in the employ of the Company or its Subsidiaries;

         (b) Two (2) years after the date of the Optionee's permanent and total disability if the Optionee becomes permanently and totally disabled while an employee of the Company or its Subsidiaries;

         (c) Except as provided on a case-by-case basis, 60 days after the date the Optionee ceases to be an employee of the Company, or a Subsidiary, for any reason other than as described in this
                  Section 6; or

         (d)      TEN (10) YEARS from the Date of Grant.

In the event that the Optionee's employment is terminated for cause, the Option Agreement shall terminate at the time of such termination notwithstanding any other provision of this Option Agreement. For purposes of this provision, "cause" shall mean the Optionee shall have committed prior to termination of employment any of the following acts:

                  (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

                  (ii) intentional wrongful damage to material assets of the Company or its Subsidiaries;

                  (iii) intentional wrongful disclosure of material confidential information of the Company or its Subsidiaries;

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                  (iv)     intentional wrongful engagement in any competitive
                           activity that would constitute a material breach of the duty of loyalty; or

                  (v) intentional breach of any stated material employment policy of the Company or its Subsidiaries.

Any determination of whether an Optionee's employment was terminated for cause shall be made by the Board, whose determination shall be binding and conclusive. This Option Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Option Agreement is then exercisable, pursuant to Sections 3 and 7 hereof, on the date of termination of employment. For the purposes of this Option Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Board.

7. ACCELERATION OF OPTION. Notwithstanding Section 3, but subject to earlier termination, the Option granted hereby shall become immediately exercisable in full in the event of a Change of Control, as defined in the Plan.

8. NO EMPLOYMENT CONTRACT. Nothing contained in this Option Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company or a Subsidiary to terminate the employment or adjust the compensation of the Optionee.

9. TAXES AND WITHHOLDING. If the Company and/or one of its Subsidiaries shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, and the amounts available to the Company and/or one of its Subsidiaries for such withholding are insufficient, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Company and/or one of its Subsidiaries will pay any and all issue and other taxes in the nature thereof which may be payable by the Company and/or one of its Subsidiaries in respect of any issue or delivery upon a purchase pursuant to this Option.

10. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Option Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

11. ADJUSTMENTS. The Board may make or provide for such adjustments in the number of Optioned Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, or issuance of rights or warrants to purchase securities, or (c) any other


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         corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option. Any fractional shares resulting from the foregoing adjustments shall be eliminated.

12. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Optionee under this Option Agreement shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

13. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Option Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

14. SEVERABILITY. In the event that one or more of the provisions of this Option Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. RELATION TO PLAN. This Option Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Option Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.

16. SUCCESSORS AND ASSIGNS. The provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

17. GOVERNING LAW. The interpretation, performance, and enforcement of this Option Agreement shall be governed by the laws of the Cayman Islands, without giving effect to the principles of conflict of laws thereof.

18. NOTICES. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Chief Executive Officer, and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).


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